Exhibit 99.1

Premiere Global Reports Second Quarter Results: Revenues up 10% to $138.0M;
       Cash Provided by Operating Activities up 58% to $22.3M;
      $0.21 Pro Forma Diluted EPS from Continuing Operations(a)

               Company Increases 2007 Financial Outlook

    ATLANTA--(BUSINESS WIRE)--July 26, 2007--Premiere Global Services, Inc. (NYSE: PGI), a global provider of on-demand business process improvement solutions, today announced results for the second quarter ended June 30, 2007.

    Revenues

    Consolidated revenues in the second quarter of 2007 increased approximately 10% to $138.0 million compared to $125.6 million in the second quarter of 2006. Consolidated revenues from the Premiere Global Communications Operating System's six solution sets increased approximately 17.5%, excluding revenue from legacy broadcast fax in both periods.(a)

    GAAP Earnings

    In the second quarter of 2007 in accordance with GAAP, operating income totaled $11.2 million, income from continuing operations totaled $5.8 million and diluted EPS from continuing operations totaled $0.09, compared to $13.8 million, $6.0 million and $0.09, respectively, in the second quarter of 2006. These results include the following items on a pre-tax basis: restructuring costs of $3.9 million, proxy-related costs of $2.0 million, equity-based compensation of $2.6 million and amortization of $3.6 million. (Please see reconciliation table attached.)

    Pro Forma Earnings

    In the second quarter of 2007, excluding restructuring costs, proxy-related costs, equity-based compensation and amortization, pro forma diluted EPS from continuing operations totaled $0.21.(a)

    Cash Flows

    Cash provided by operating activities for the three months ended June 30, 2007 increased approximately 58% to $22.3 million compared to $14.1 million for the three months ended June 30, 2006.

    "I believe our solid second quarter performance illustrates the increasing momentum we are generating in our business, as enterprises worldwide utilize our on-demand communications operating system," said Boland T. Jones, Founder, Chairman and CEO of Premiere Global Services, Inc. "The second quarter saw an important milestone for our Company in the launch of our new Web portal, PGiConnect.com. The release of this early version of our site marks the beginning of our transition to an online Company - bringing our entire suite of solutions and years of domain expertise to the Web.

    Looking ahead, we anticipate increasing our focus on this important initiative through further improvements to the portal, including additional content that serves to make our solutions tangible to current and prospective customers. Our goal is to continue to improve our customer experience, while at the same time driving increased Web channel sales and lowering our cost of service. We believe investments in our online strategy will generate meaningful returns in 2008 and beyond."

    Revenue Detail

    Revenue from Conferencing solutions grew approximately 26% to $86.5 million in the second quarter of 2007 compared to $68.6 million in the comparable prior year quarter. Revenue from legacy broadcast fax services totaled $20.1 million in the second quarter of 2007, a decline of $5.2 million as compared to $25.3 million in the second quarter of 2006.

    In the second quarter of 2007, revenue in the Company's reportable segments was as follows:

    -- North America grew approximately 9.8% to $88.1 million, versus $80.2 million in the second quarter of 2006;

    -- Europe increased approximately 4.4% to $25.3 million, versus $24.3 million in the second quarter of 2006, and;

    -- Asia Pacific grew approximately 16.9% to $24.6 million, versus $21.0 million in the second quarter of 2006.

    Six Month Results

    Revenues for the six months ended June 30, 2007 were $273.6 million, an increase of approximately 11% compared to $247.3 million in the six months ended June 30, 2006. Excluding a one-time tax benefit, restructuring costs, proxy-related costs, equity-based compensation and amortization, pro forma diluted EPS from continuing operations for the six months ended June 30, 2007 totaled $0.39.(a)

    Financial Outlook

    The following statements are based on Premiere Global Services' current expectations as of July 26, 2007. These statements contain forward-looking statements and Company estimates, and actual results may differ materially. The Company assumes no duty to update any forward-looking statements made in this press release. A discussion concerning forward-looking statements is included at the end of this press release and in the Company's filings with the Securities and Exchange Commission.

    The Company's revised financial outlook for 2007 is as follows:

    Revenues

    The Company now anticipates growth in consolidated revenues for the year will be above its prior forecast. The Company now projects consolidated revenues will increase approximately 10% in 2007 from 2006 totals.

    Earnings

    As a result of expected operating efficiencies from the Company's initiatives to increase automation, to streamline service delivery and to consolidate its operations, earnings are projected to grow at a faster rate than revenues in 2007, when excluding restructuring costs from both 2006 and 2007.

    Cash Flows and Other

    Excluding restructuring costs, the Company projects cash provided by operating activities from continuing operations will grow approximately 20% in 2007 from 2006 totals.

    Capital expenditures are expected to be above the Company's prior forecast due primarily to increased investment in capacity for the Company's Conferencing Solutions and Desktop Fax Solutions, as well as increased investment in the re-engineering of the Company's service and support organizations. The Company now projects capital expenditures will be in the range of 8% to 9% of consolidated revenues in 2007.

    (a) To supplement the Company's consolidated financial statements presented in accordance with GAAP, we have included the following non-GAAP measures of financial performance: pro forma operating income, pro forma income from continuing operations and pro forma diluted EPS from continuing operations. Management uses these measures internally as a means of analyzing the Company's current and future financial performance and identifying trends in our financial condition and results of operations. We have provided this information to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of ongoing core operations. In addition, we present certain consolidated and solution revenue growth statistics that are derived from non-GAAP financial measures. Please see the tables attached for calculation of these non-GAAP financial measures and for reconciliation to the most directly comparable GAAP measures. These non-GAAP financial measures may differ materially from comparable or similarly titled measures provided by other companies and should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

    Conference Call

    The Company will hold a conference call at 5:00 p.m. Eastern this afternoon to discuss these results. To participate in the call, please dial-in to the appropriate number 5-10 minutes prior to the scheduled start time: (800) 289-0533 (US & Canada) or (913) 981-5525
(International). The conference call will be simultaneously broadcast over the Internet via SoundCast(R), a Premiere Global service, and can be accessed at PGiConnect.com/IR. You may also follow this link for details on the Internet replay, podcast and for the text of the earnings release, including the financial and statistical information to be presented in the call.

    A replay will be available following the call at 8:00 p.m. Eastern through midnight Eastern August 3, 2007, and can be accessed by calling (888) 203-1112 (US & Canada) or (719) 457-0820
(International). The confirmation code is 4569401. The Webcast of this call will be archived on the Company's Website at PGiConnect.com/IR.

    About Premiere Global Services, Inc.

    Premiere Global Services, Inc. is a global provider of on-demand communication technologies-based business process improvement solutions, which we call the Premiere Global Communications Operating System, or the PGiCOS for short.

    Our hundreds of industry specific applications enable businesses to automate and simplify their business processes and to communicate more efficiently and effectively with their constituents. We group our applications into six solution sets: Conferencing, Desktop Fax, Document Delivery, Accounts Receivable Management, Notifications & Reminders, and eMarketing.

    Today, we deliver our solutions to an established customer base of over 60,000 corporate accounts, including nearly 80% of the Fortune
500. In 2006, more than 500,000 enterprise users leveraged PGiCOS to gain a competitive advantage in sales, support and customer service.

    With global presence in 19 countries, Premiere Global Services' corporate headquarters is located in Atlanta, GA. Additional information can be found at www.PGiConnect.com.

    Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological change; the development of alternatives to our services; market acceptance of our new services and enhancements; integration of acquired companies; service interruptions; increased financial leverage; our dependence on our subsidiaries for cash flow; continued weakness in our legacy broadcast fax business; foreign currency exchange rates; possible adverse results of pending or future litigation or infringement claims; federal or state legislative or regulatory changes; general domestic and international economic, business or political conditions; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors" sections of our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.



           PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          THREE AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006
      (IN THOUSANDS, UNAUDITED, EXCEPT SHARE AND PER SHARE DATA)


                              Three Months Ended    Six Months Ended
                                   June 30,             June 30,
                                2007      2006       2007      2006
                              --------- ---------  --------- ---------

Revenues                      $138,019  $125,566   $273,645  $247,293
Operating expenses:
 Cost of revenues (exclusive
  of depreciation shown
  separately below)             56,782    49,199    110,678    97,603
 Selling and marketing          34,393    33,823     70,861    66,558
 General and administrative     17,297    14,852     33,870    28,579
 Research and development        3,348     2,844      6,779     5,651
 Depreciation                    7,226     5,839     14,315    11,766
 Amortization                    3,593     3,150      7,146     6,246
 Restructuring costs             3,877     2,037      3,746     3,090
 Net legal settlements and
  related expenses                 284         -        284         -
                              --------- ---------  --------- ---------
  Total operating expenses     126,800   111,744    247,679   219,493

Operating income                11,219    13,822     25,966    27,800
                              --------- ---------  --------- ---------

Other (Expense) Income:
 Interest expense               (2,604)   (2,059)    (4,906)   (3,902)
 Interest income                   141        70        241       231
 Other, net                        215       260        673        27
                              --------- ---------  --------- ---------
  Total other (expense) income  (2,248)   (1,729)    (3,992)   (3,644)
                              --------- ---------  --------- ---------

Income from continuing
 operations before income
 taxes                           8,971    12,093     21,974    24,156
Income tax expense               3,138     6,087      7,194    10,492

                              --------- ---------  --------- ---------
Income from continuing
 operations                   $  5,833  $  6,006   $ 14,780  $ 13,664
                              ========= =========  ========= =========

Net income                    $  5,833  $  6,006   $ 14,780  $ 13,664
                              ========= =========  ========= =========

BASIC AND DILUTED EARNINGS:
 Income from continuing
  operations                  $  5,833  $  6,006   $ 14,780  $ 13,664
                              ========= =========  ========= =========
 Net income                   $  5,833  $  6,006   $ 14,780  $ 13,664
                              ========= =========  ========= =========

BASIC WEIGHTED AVERAGE SHARES
 OUTSTANDING:                   64,204    69,765     65,941    70,114
                              ========= =========  ========= =========

 Basic earnings per share:
  Continuing operations       $   0.09  $   0.09   $   0.22  $   0.19
                              ========= =========  ========= =========
  Net income                  $   0.09  $   0.09   $   0.22  $   0.19
                              ========= =========  ========= =========

DILUTED WEIGHTED AVERAGE
 SHARES OUTSTANDING:            65,526    70,465     67,190    70,859
                              ========= =========  ========= =========

 Diluted earnings per share:
  Continuing operations           0.09  $   0.09       0.22  $   0.19
                              ========= =========  ========= =========
  Net income                  $   0.09  $   0.09   $   0.22  $   0.19
                              ========= =========  ========= =========




            PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                 JUNE 30, 2007 AND DECEMBER 31, 2006
             (IN THOUSANDS, UNAUDITED, EXCEPT SHARE DATA)

                                              June 30,   December 31,
                                               2007         2006
                                            ------------ ------------

                   ASSETS
CURRENT ASSETS
   Cash and equivalents                       $  25,825    $  18,977
   Accounts receivable (less allowances of
    $6,586 and $7,551, respectively)             92,250       82,875
   Prepaid expenses and other current assets     10,559        7,742
   Deferred income taxes, net                    11,789       11,972
                                            ------------ ------------
     Total current assets                       140,423      121,566

PROPERTY AND EQUIPMENT, NET                      96,405       88,062

OTHER ASSETS
   Goodwill                                     298,005      295,185
   Intangibles, net of amortization              32,155       38,357
   Deferred income taxes, net                     3,387            -
   Other assets                                   5,445        6,145
                                            ------------ ------------
                                              $ 575,820    $ 549,315
                                            ============ ============

    LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Accounts payable                           $  51,219    $  48,967
   Income taxes payable                           7,285          878
   Accrued taxes                                  6,199        6,011
   Accrued expenses                              31,143       28,697
   Current maturities of long-term debt and
    capital lease obligations                     1,755        2,044
   Accrued restructuring costs                    4,562        4,800
                                            ------------ ------------
     Total current liabilities                  102,163       91,397

LONG-TERM LIABILITIES
   Long-term debt and capital lease
    obligations                                 245,552      136,738
   Accrued restructuring costs                    1,972        2,339
   Other accrued expenses                         4,158        1,831
   Deferred income taxes, net                         -          719
                                            ------------ ------------
     Total long-term liabilities                251,682      141,627

SHAREHOLDERS' EQUITY
   Common stock $0.01 par value; 150,000,000
    shares authorized, 61,751,061 and
    70,151,998 shares issued and outstanding
    at June 30, 2007 and December 31, 2006,
    respectively                                    618          702
   Additional paid-in capital                   552,353      663,232
   Note receivable, shareholder                  (2,061)      (2,004)
   Cumulative translation adjustment              5,289        2,088
   Accumulated deficit                         (334,224)    (347,727)
                                            ------------ ------------
     Total shareholders' equity                 221,975      316,291
                                            ------------ ------------
                                              $ 575,820    $ 549,315
                                            ============ ============




           PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
               SIX MONTHS ENDED JUNE 30, 2007 AND 2006
                      (IN THOUSANDS, UNAUDITED)
                                                   Six Months Ended
                                                         June
                                                    2007       2006
                                                 ---------------------
 CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                      $  14,780  $  13,664
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation                                     14,315     11,766
   Amortization                                      7,146      6,246
   Amortization of deferred financing costs            258        240
   Net legal settlements and related expenses          284          -
   Payments for legal settlements and related
    expenses                                             -     (1,496)
   Deferred income taxes                            (2,640)        65
   Restructuring costs                               3,746      3,090
   Payments for restructuring costs                 (4,080)    (1,821)
   Equity-based compensation                         5,355      5,103
   Excess tax benefits from share-based payment
    arrangements                                     2,297          -
   Payments for state sales tax                       (480)         -
   Loss on disposal of assets                          146        256
   Changes in assets and liabilities, net of
    effect of acquisitions:
            Accounts receivable, net                (8,624)    (6,778)
            Prepaid expenses and other current
             assets                                   (486)      (954)
            Accounts payable and accrued
             expenses                               10,030      1,855
                                                 ---------- ----------
             Total adjustments                      27,267     17,572
                                                 ---------- ----------
   Net cash provided by operating activities
    from continuing operations                      42,047     31,236
                                                 ---------- ----------
            Payments for discontinued operations      (488)      (489)
                                                 ---------- ----------
             Net cash provided by operating
              activities                            41,559     30,747
                                                 ---------- ----------

 CASH FLOWS FROM INVESTING ACTIVITIES
   Capital expenditures                            (20,240)   (18,826)
   Business acquisitions, net of cash acquired      (1,330)   (15,660)
                                                 ---------- ----------
             Net cash used in investing
              activities                           (21,570)   (34,486)
                                                 ---------- ----------

 CASH FLOWS FROM FINANCING ACTIVITIES
   Principal payments under borrowing
    arrangements                                  (167,952)   (37,976)
   Principal proceeds under borrowing
    arrangements                                   275,100     60,100
   Excess tax benefits from share-based payment
    arrangements                                    (2,297)         -
   Purchase of treasury stock, at cost            (124,458)   (19,020)
   Exercise of stock options                         6,900      1,309
                                                 ---------- ----------
             Net cash (used in) provided by
              financing activities                 (12,707)     4,413
                                                 ---------- ----------

 Effect of exchange rate changes on cash and
  equivalents                                         (434)       491

 NET INCREASE IN CASH AND EQUIVALENTS                6,848      1,165
                                                 ---------- ----------
 CASH AND EQUIVALENTS, beginning of period       $  18,977  $  20,508
                                                 ---------- ----------
 CASH AND EQUIVALENTS, end of period             $  25,825  $  21,673
                                                 ========== ==========




            PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
            RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
           (IN THOUSANDS, UNAUDITED, EXCEPT PER SHARE DATA)

                                 Three Months Ended  Six Months Ended
                                      June 30,           June 30,
                                    2007     2006     2007      2006
                                 ------------------ ------------------
Revenues Excluding Legacy
 Broadcast Fax Revenue (1)
   Revenues, as reported          $138,019 $125,566 $273,645  $247,293
   Excluding legacy broadcast
    fax revenue                     20,146   25,260   39,732    49,933
                                 --------- -------- --------- --------
    Revenues, excluding legacy
     broadcast fax revenue        $117,873 $100,306 $233,913  $197,360
                                 --------- -------- --------- --------

Pro Forma Operating Income
 (2)
   Operating income, as
    reported                      $ 11,219 $ 13,822 $ 25,966  $ 27,800
   Restructuring costs               3,877    2,037    3,746     3,090
   Proxy-related costs               1,989        -    2,900         -
   Equity-based compensation         2,580    2,847    5,355     5,103
   Amortization                      3,593    3,150    7,146     6,246
                                 --------- -------- --------- --------
    Pro forma operating income    $ 23,258 $ 21,856 $ 45,113  $ 42,239
                                 --------- -------- --------- --------

Pro Forma Income from
 Continuing Operations (2)
   Income from continuing
    operations, as reported       $  5,833 $  6,006 $ 14,780  $ 13,664
   Elimination of one-time tax
    adjustments                          -    1,510     (615)    1,510
   Restructuring costs, net of
    taxes                            2,493    1,316    2,409     1,975
   Proxy-related costs, net of
    taxes                            1,279        -    1,865         -
   Equity-based compensation,
    net of taxes                     1,659    1,768    3,443     3,169
   Amortization, net of taxes        2,311    1,956    4,595     3,879
                                 --------- -------- --------- --------
    Pro forma income from
     continuing operations        $ 13,575 $ 12,556 $ 26,477  $ 24,197
                                 --------- -------- --------- --------

Pro Forma Diluted EPS from
 Continuing Operations (2)
   Diluted EPS from continuing
    operations, as reported       $   0.09 $   0.09 $   0.22  $   0.19
   Elimination of one-time tax
    adjustments                          -     0.02    (0.01)     0.02
   Restructuring costs, net of
    taxes                             0.04     0.02     0.04      0.03
   Proxy-related costs, net of
    taxes                             0.02        -     0.03         -
   Equity-based compensation,
    net of taxes                      0.02     0.02     0.05      0.04
   Amortization, net of taxes         0.04     0.03     0.06      0.06
                                 --------- -------- --------- --------
    Pro forma diluted EPS from
     continuing operations        $   0.21 $   0.18 $   0.39  $   0.34
                                 ========= ======== ========= ========



(1)Management has previously announced the decline of revenue generated by its legacy broadcast fax services. Management has presented revenues excluding this item because management believes that events or trends particular to these services may be deemed to be so significant to obscure patterns and trends of our core solutions sets in total.

(2)Management believes that pro forma operating income, pro forma income from continuing operations and pro forma diluted EPS from continuing operations provide useful information regarding underlying trends in our continuing operations. Management expects equity-based compensation and amortization expenses to be recurring costs and presents pro forma diluted EPS from continuing operations to exclude these items as well as non-recurring items that are unrelated to our ongoing operations, including one-time tax adjustments, restructuring costs and proxy-related costs.

    CONTACT: Premiere Global Reports
             Investor Calls
             Sean O'Brien, 404-262-8462
             Senior Vice President
             Strategic Planning & IR